EXHIBIT 16.1

June 8, 2010

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: American Metal & Technology, Inc.

Commission File Number 33-19048-NY

Dear Sirs:

We have received a copy of 8K and are in agreement with, the statements being made by above named registrant in Item 4.02 of its Form 8-K dated May 20, 2010 and captioned “Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Kabani & Company, Inc.